Exhibit 99.1

News Release

Victory Capital Reports March 2026 Total Client Assets

Schedules First-Quarter Financial Results Conference Call for May 7

San Antonio, Texas, April 13, 2026 ― Victory Capital Holdings, Inc. (NASDAQ: VCTR) (“Victory Capital” or the “Company”) today reported Total Assets Under Management (AUM) of $309.8 billion, Other Assets of $3.3 billion, and Total Client Assets of $313.1 billion, as of March 31, 2026.

For the month of March, Average Total AUM was $315.3 billion, average Other Assets was $3.2 billion, and average Total Client Assets was $318.5 billion.

For the first quarter, the Company reported long-term AUM net flows of -$457 million.

Victory Capital Holdings, Inc.
Total Client Assets (unaudited; in millions) [1]

	As of:
By Asset Class	March 31, 2026	February 28, 2026
Solutions	$92,396	$96,113
Fixed Income	79,716	80,827
U.S. Mid Cap Equity	29,283	31,411
U.S. Small Cap Equity	10,535	11,453
U.S. Large Cap Equity	59,798	63,359
Global / Non-U.S. Equity	31,473	34,176
Alternative Investments	3,033	2,928
Total Long-Term Assets	$306,235	$320,267
Money Market / Short Term Assets	3,599	3,752
Total Assets Under Management[2]	$309,835	$324,019

By Vehicle
Mutual Funds[3]	$167,775	$176,203
Separate Accounts and Other Pooled Vehicles[4]	125,659	131,091
ETFs[5]	16,401	16,725
Total Assets Under Management	$309,835	$324,019

Other Assets[6]
Institutional	$3,268	$3,083
Total Other Assets	$3,268	$3,083

Total Client Assets
Total Assets Under Management	$309,835	$324,019
Total Other Assets	3,268	3,083
Total Client Assets	$313,103	$327,103

By Region
U.S.	$258,054	$269,771
Non-U.S.	55,049	57,332
Total Client Assets	$313,103	$327,103

First-Quarter Conference Call and Webcast Details

Victory Capital will report first-quarter 2026 financial results after the market closes on Wednesday, May 6, 2026. The Company will host a conference call the following morning, Thursday, May 7, at 8:00 a.m. ET to discuss the results. Victory Capital’s earnings release and supplemental materials will be available on the investor relations section of the Company’s website at https://ir.vcm.com before the conference call begins.

To participate in the conference call, please call 1-833-461-5787 (domestic) or 1-585-542-9983 (international), shortly before 8:00 a.m. ET and reference the Victory Capital Conference Call. A live, listen-only webcast will also be available via the investor relations section of the Company’s website at https://ir.vcm.com. For anyone who is unable to join the live event, an archive of the webcast will be available for replay, at the same location, shortly after the call concludes.

1Due to rounding, numbers presented in these tables may not add up precisely to the totals provided.

2Total AUM includes both discretionary assets under management and non-discretionary assets under advisement and excludes Other Assets.

3Includes institutional and retail share classes, money market and VIP funds.

4Includes wrap program accounts, CITs, UMAs, UCITS, private funds, and non-U.S. domiciled pooled vehicles.

5Represents only ETF assets held by third parties and excludes ETF assets held by other Victory Capital products.

6Includes low-fee (2 to 4 bps) institutional assets. These assets are included as part of Victory’s Regulatory Assets Under Management reported in Form ADV Part 1.

About Victory Capital

Victory Capital (NASDAQ: VCTR) is a diversified global asset management firm with $313.1 billion in total client assets, as of March 31, 2026. We serve institutional, intermediary, and individual clients through our Investment Franchises and Solutions Platform, which manage specialized investment strategies across traditional and alternative asset classes. Our differentiated approach combines the power of investment autonomy with the support of a robust, fully integrated operational and distribution platform. Clients have access to focused, top-tier investment talent equipped with comprehensive resources designed to deliver competitive long-term performance.

Victory Capital is headquartered in San Antonio, Texas. To learn more, visit www.vcm.com or follow us on Facebook, Twitter (X), and LinkedIn.

Contacts

Investors:

Matthew Dennis, CFA

Chief of Staff

Director, Investor Relations

216-898-2412

mdennis@vcm.com

Media:
Jessica Davila

Director of Global Communications

210-694-9693

Jessica_davila@vcm.com